Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2025 in Amendment No. 8 to the Registration Statement (Form S-11 No. 333-271906) and related Prospectus of BGO Industrial Real Estate Income Trust, Inc. for the registration of $5,000,000,000 in shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

April 21, 2025